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                        BRESNAN COMMUNICATIONS GROUP LLC
                           BRESNAN CAPITAL CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                          8% SENIOR NOTES DUE 2009 AND
                      9 1/4% SENIOR DISCOUNT NOTES DUE 2009

           This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 8% Senior Notes due 2009 and 9 1/4% Senior Discount Notes due 2009 (collectively, the "Outstanding Notes") are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [__________], 1999, UNLESS THE OFFER IS EXTENDED, (THE "EXPIRATION DATE"). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:

                       STATE STREET BANK AND TRUST COMPANY

By Registered, Certified or Overnight Mail:      By Hand (before 4:30 p.m.):
    STATE STREET BANK AND TRUST COMPANY      STATE STREET BANK AND TRUST COMPANY
              [Goodwin Square
             225 Asylum Street
            Hartford, CT 06103]

   ATTENTION: [Corporate Trust Division]                 ATTENTION:
         By Hand (after 4:30 p.m.):
    STATE STREET BANK AND TRUST COMPANY



                 ATTENTION:

                                  By Facsimile:
                        (For Eligible Institutions Only)
                                      (   )
                                Telephone Number:
                                      (800)

           DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

           THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTY SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTY MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

               THE GUARANTY ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

           The undersigned hereby tenders to Bresnan Communications, Group LLC and Bresnan Capital Corporation (collectively, the "Company"), each a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated [ __________], 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Outstanding Notes."




Aggregate Principal Amount Tendered: ___________________________________________


Certificate No(s). (if available): _____________________________________________


If Outstanding Notes will be tendered by book-entry transfer, provide the following information:


DTC Account Number: ____________________________________________________________


Date: ___________________________,1999




Name(s) of Registered Holder(s): _______________________________________________


Address(es):  __________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Area Code and
Telephone Number(s): ___________________________________________________________


Signature(s): __________________________________________________________________
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                                    GUARANTY
                     (NOT TO BE USED FOR SIGNATURE GUARANTY)

           The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

           The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:     ______________________________________________________________

Address:          ______________________________________________________________

                  ______________________________________________________________
Area Code and                                                       (Zip Code)
Telephone Number: ______________________________________________________________

                  ______________________________________________________________
                                      (Authorized Signature)

Title:            ______________________________________________________________

Name:             ______________________________________________________________
                                      (Please type or print)

Date:             _________________________,1999

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.
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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


             1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

             2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

             If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

             If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

             3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.